                                               AMENDED AND RESTATED
                                           INVESTMENT ADVISORY AGREEMENT

          AMENDED AND  RESTATED  AGREEMENT,  dated as of the 1st day of January,
     2004,   by  and  between   OPPENHEIMER   EMERGING   TECHNOLOGIES   FUND,  a
     Massachusetts  business  trust (the  "Fund"),  and  OPPENHEIMERFUNDS,  INC.
     (hereinafter called "OFI").

          WHEREAS, the Fund is an open-end,  diversified  management  investment company registered as such with the Securities and Exchange Commission (the
     "Commission")   pursuant  to  the  Investment  Company  Act  of  1940  (the
     "Investment Company Act"), and OFI is a registered investment adviser;

          WHEREAS, the Fund desires that OFI shall act as its investment adviser pursuant to this Agreement;

          WHEREAS,  the Fund and OFI have entered into and  Investment  Advisory
     Agreement dated April 25, 2000;

          WHEREAS,  the Fund and OFI have agreed,  per resolution dated December
     12th,  2003  of the  Fund's  Board  of  Trustees,  to  reduced  the  Fund's management fee on assets in excess of $200 million;

          NOW, THEREFORE,  in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.       General Provisions:

          The Fund hereby  employs OFI and OFI hereby  undertakes  to act as the investment  adviser  of the Fund and to  perform  for the Fund  such  other duties and  functions  as set forth in this  Agreement.  OFI shall,  in all matters,  give to the Fund and its Board of Trustees (the  "Trustees")  the
     benefit  of its best  judgement,  effort,  advice and  recommendations  and shall, at all times conform to, and use its best efforts to enable the Fund to conform to: (i) the  provisions  of the  Investment  Company Act and any rules or regulations  thereunder;  (ii) any other applicable  provisions of state or Federal law; (iii) the provisions of the  Declaration of Trust and
     By-Laws  of the Fund as  amended  from  time to  time;  (iv)  policies  and determinations of the Trustees; (v) the fundamental policies and investment restrictions of the Fund as reflected in the registration  statement of the
     Fund under the Investment Company Act or as such policies may, from time to time,  be amended;  and (vi) the  Prospectus  and  Statement of  Additional
     Information  of the  Fund in  effect  from  time to time.  The  appropriate officers and employees of OFI shall be available upon reasonable notice for consultation with any of the Trustees and officers of the Fund with respect to any matters dealing with the business and affairs of the Fund, including the  valuation  of  portfolio  securities  of the Fund which are either not registered for public sale or not traded on any securities market.

2.       Investment Management:

          (a) OFI shall,  subject to the  direction and control by the Trustees:
     (i) regularly provide investment advice and  recommendations to the Company with respect to the investments,  investment  policies and the purchase and sale of  securities  and other  investments  for the Fund;  (ii)  supervise continuously the investment  program of the Fund and the composition of its portfolio and determine what  securities  shall be purchased or sold by the
     Fund; and (iii)  arrange,  subject to the provisions of paragraph 7 hereof, for the purchase and sale of securities and other investments for the Fund.

          (b)  Provided  that  the  Company  shall  not be  required  to pay any compensation  for services under this  Agreement  other than as provided by the terms of the Agreement  and subject to the  provisions of paragraph "7"
     hereof, OFI may obtain investment information,  research or assistance from any other person,  firm or corporation  to supplement,  update or otherwise
     improve  its  investment  management  services,   including  entering  into
     sub-advisory  agreements with other  affiliated or unaffiliated  registered investment advisors to obtain specialized services.

          (c) Provided  that nothing  herein shall be deemed to protect OFI from willful  misfeasance,  bad faith or gross  negligence in the performance of its duties, or reckless  disregard of its obligations and duties under this
     Agreement, OFI shall not be liable for any loss sustained by reason of good faith  errors or  omissions  in  connection  with any matters to which this
     Agreement relates.

          (d)  Nothing  in  this  Agreement  shall  prevent  OFI or  any  entity controlling,  controlled by or under common control with OFI or any officer thereof from acting as  investment  adviser for any other  person,  firm or corporation  or in any way limit or restrict  OFI or any of its  directors, officers,  stockholders  or employees  from buying,  selling or trading any securities  or other  investments  for its or their own  account or for the account  of others for whom it or they may be  acting,  provided  that such activities will not adversely affect or otherwise impair the performance by
     OFI of its duties and obligations under this Agreement.

3.       Other Duties of OFI:

          OFI shall, at its own expense, provide and supervise the activities of all  administrative  and clerical personnel as shall be required to provide effective corporate  administration for the Fund, including the compilation and  maintenance  of such  records with  respect to its  operations  as may reasonably  be required;  the  preparation  and filing of such reports with respect  thereto as shall be required  by the  Commission;  composition  of
     periodic   reports  with  respect  to   operations  of  the  Fund  for  its
     shareholders;  composition  of proxy  materials  for meetings of the Fund's shareholders; and the composition of such registration statements as may be required by Federal and state securities laws for continuous public sale of
     Shares of the Fund.  OFI shall,  at its own cost and expense,  also provide the Fund with adequate office space, facilities and equipment.

4.       Allocation of Expenses:

          All other costs and expenses of the Fund not expressly  assumed by OFI under this Agreement, or to be paid by the Distributor of the Shares of the
     Fund,  shall  be paid by the  Fund,  including,  but not  limited  to:  (i)
     interest, taxes and governmental fees; (ii) brokerage commissions and other expenses incurred in acquiring or disposing of the portfolio securities and other  investments of the Fund;  (iii) insurance  premiums for fidelity and other coverage requisite to its operations;  (iv) compensation and expenses of its Trustees other than those  affiliated  with OFI; (v) legal and audit expenses;  (vi)  custodian  and  transfer  agent fees and  expenses;  (vii)
     expenses incident to the redemption of its Shares; (viii) expenses incident to the issuance of its Shares against  payment  therefor by or on behalf of the subscribers thereto; (ix) fees and expenses, other than as herein above provided,  incident to the  registration  under Federal  securities laws of
     Shares of the Fund for public  sale;  (x)  expenses of printing and mailing reports,  notices and proxy  materials to  shareholders  of the Fund;  (xi)
     except as noted above, all other expenses incidental to holding meetings of
     the  Fund's  shareholders;   and  (xii)  such  extraordinary  non-recurring
     expenses as may arise, including litigation, affecting the Fund thereof and any legal  obligation which the Fund may have to indemnify its officers and
     Trustees  with  respect  thereto.  Any officers or employees of OFI (or any entity  controlling,  controlled  by, or under common control with OFI) who also serve as officers, Trustees or employees of the Fund shall not receive any compensation from the Fund for their services.

5.       Compensation of OFI:

          The  Fund  agrees  to pay  OFI  and  OFI  agrees  to  accept  as  full compensation for the performance of all functions and duties on its part to be  performed  pursuant to the  provisions  hereof,  a fee  computed on the aggregate  net assets of the Fund as of the close of each  business day and payable monthly at the following annual rates:

             1.00% of the first $200 million of average annual net assets;
             0.95% of the next $200 million;
             0.90% of the next $200 million; and
             0.85% of the average annual net assets over $600 million

6.       Use of Name "Oppenheimer":

          OFI hereby grants to the Fund a royalty-free, non-exclusive license to use the name "Oppenheimer" in the name of the Fund for the duration of this
     Agreement and any  extensions or renewals  thereof.  Such license may, upon termination  of this  Agreement,  be  terminated by OFI, in which event the
     Company shall promptly take whatever  action may be necessary to change its name and discontinue any further use of the name  "Oppenheimer" in the name of the Fund or otherwise. The name "Oppenheimer" may be used or licensed by
     OFI in  connection  with any of its  activities,  or licensed by OFI to any other party.

7.       Portfolio Transactions and Brokerage:

          (a) OFI (and any Sub Advisor) is authorized, in arranging the purchase and sale of the portfolio  securities and other  investments of the Fund to employ or deal with such members of  securities or  commodities  exchanges, brokers or dealers (hereinafter  "broker-dealers"),  including "affiliated"
     broker-dealers  (as that term is defined in the Investment Company Act), as may, in its best judgment,  implement the policy of the Fund to obtain,  at reasonable expense,  the "best execution" (prompt and reliable execution at the most favorable security price obtainable) of the portfolio transactions of the  Fund  as well as to  obtain,  consistent  with  the  provisions  of subparagraph  (c) of this  paragraph  7,  the  benefit  of such  investment information  or  research  as  will  be of  significant  assistance  to the performance  by OFI  (and any Sub  Advisor)  of its  investment  management functions.

          (b) OFI (and any Sub Advisor)  shall select  broker-dealers  to effect the  portfolio  transactions  of the Fund on the basis of its  estimate  of their ability to obtain best execution of particular and related  portfolio transactions.  The abilities of a broker-dealer to obtain best execution of particular  portfolio  transaction(s)  will  be  judged  by OFI (or any Sub
     Advisor) on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or  transactions;  the  ability and  willingness  of the  broker-dealer  to facilitate the portfolio  transactions of the Fund by participating therein for its own account;  the  importance  to the Fund of speed,  efficiency or confidentiality; the broker-dealer's apparent familiarity with sources from or to whom particular securities or other investments might be purchased or sold;  as  well  as  any  other  matters  relevant  to the  selection  of a broker-dealer for particular and related transactions of the Fund.

          (c) OFI (and any Sub Advisor) shall have  discretion,  in the interest of the Fund,  to allocate  brokerage on the portfolio  transactions  of the
     Fund to broker-dealers, other than affiliated broker-dealers,  qualified to obtain best execution of such  transactions  who provide  brokerage  and/or research  services (as such services are defined in Section 28(e)(3) of the
     Securities  Exchange  Act of 1934) for the Fund and/or  other  accounts for which  OFI or its  affiliates  (or any Sub  Advisor)  exercise  "investment discretion" (as that term is defined in Section  3(a)(35) of the Securities
     Exchange  Act of 1934) and to cause the Fund to pay such  broker-dealers  a commission  for effecting a portfolio  transaction  for the Fund that is in excess  of  the  amount  of  commission  another  broker-dealer  adequately qualified to effect such transaction  would have charged for effecting that transaction,  if OFI (or any Sub Advisor)  determines,  in good faith, that such  commission  is  reasonable  in relation to the value of the brokerage and/or research services provided by such broker-dealer  viewed in terms of either that particular  transaction or the overall  responsibilities of OFI or its affiliates (or any Sub Advisor) with respect to accounts as to which they exercise investment  discretion.  In reaching such determination,  OFI
     (or any Sub  Advisor)  will not be  required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or
     being  provided  by  such   broker-dealer.   In  demonstrating   that  such
     determinations  were made in good faith, OFI (and any Sub Advisor) shall be
     prepared  to  show  that  all  commissions   were  allocated  for  purposes
     contemplated by this Agreement and that the total  commissions  paid by the
     Fund over a  representative  period  selected by the Fund's  Trustees  were reasonable in relation to the benefits to the Fund.

          (d) OFI (or any Sub Advisor)  shall have no duty or obligation to seek
     advance  competitive  bidding  for  the  most  favorable   commission  rate
     applicable  to any  particular  portfolio  transactions  or to  select  any broker-dealer on the basis of its purported or "posted" commission rate but will, to the best of its ability, endeavor to be aware of the current level of the  charges of  eligible  broker-dealers  and to  minimize  the expense incurred by the Fund for effecting its portfolio transactions to the extent consistent  with the interests and policies of the Fund as  established  by the  determinations of the Board of Trustees of the Fund and the provisions of this paragraph 7.

          (e) The Fund recognizes that an affiliated broker-dealer:  (i) may act as one of the Fund's  regular  brokers for the Fund so long as it is lawful for it so to act;  (ii) may be a major  recipient of brokerage  commissions paid by the Fund; and (iii) may effect portfolio  transactions for the Fund only if the  commissions,  fees or  other  remuneration  received  or to be received by it are determined in accordance with procedures contemplated by any rule,  regulation or order adopted under the Investment  Company Act to be within the permissible level of such commissions.

          (f) Subject to the foregoing  provisions of this paragraph 7, OFI (and any Sub Advisor)  may also  consider  sales of Shares of the Fund,  and the other funds advised by OFI and its  affiliates as a factor in the selection of broker-dealers for its portfolio transactions.

8.       Duration:

          This Agreement will take effect on the date first set forth above.  As of that date, it replaces the Fund's  investment  advisory  agreement dated
     April 25, 2000. Unless earlier terminated  pursuant to paragraph 10 hereof, this  Agreement  shall  remain in effect  for a period of two (2) years and thereafter from year to year, so long as such continuance shall be approved at least  annually by the Fund's Board of Trustees,  including  the vote of the  majority  of the  Trustees  of the  Fund who are not  parties  to this
     Agreement or  "interested  persons" (as defined in the  Investment  Company
     Act) of any such party,  cast in person at a meeting called for the purpose of voting on such  approval,  or by the holders of a "majority" (as defined in the Investment  Company Act) of the outstanding voting securities of the
     Fund, and by such a vote of the Fund's Board of Trustees.

9.       Disclaimer of Shareholder or Trustee Liability:

          OFI understands and agrees that the obligations of the Fund under this
     Agreement  are not  binding  upon any  shareholder  or  Trustee of the Fund personally,  but bind only the Fund and the Fund's property; OFI represents that it has notice of the  provisions  of the  Declaration  of Trust of the
     Fund disclaiming  shareholder or Trustee  liability for acts or obligations of the Fund.

10.      Termination.

          This  Agreement  may be  terminated  (i) by  OFI at any  time  without penalty upon sixty days'  written  notice to the Fund (which  notice may be waived by the Fund);  or (ii) by the Fund at any time without  penalty upon sixty  days'  written  notice to OFI  (which  notice  may be waived by OFI)
     provided that such termination by the Fund shall be directed or approved by the vote of a majority of all of the Trustees of the Fund then in office or by the  vote of the  holders  of a  "majority"  of the  outstanding  voting securities of the Fund (as defined in the Investment Company Act).

11.      Assignment or Amendment:

          This  Agreement  may not be  amended,  or the rights of OFI  hereunder sold,  transferred,  pledged or otherwise in any manner encumbered  without the affirmative vote or written consent of the holders of the "majority" of the  outstanding  voting  securities of the Company.  This Agreement  shall automatically  and immediately  terminate in the event of its "assignment,"
     as defined in the Investment Company Act.

12.      Definitions:

          The terms and  provisions of the Agreement  shall be  interpreted  and defined  in  a  manner  consistent  with  the  provisions  and  definitions contained in the Investment Company Act.

         OPPENHEIMER EMERGING TECHNOLOGIES FUND

                  /s/ Robert G. Zack
                  --------------------------
                  Robert G. Zack
                  Secretary

                  OPPENHEIMERFUNDS, INC.

                  /s/ Robert G. Zack
                  --------------------------
                  Robert G. Zack
                  Senior Vice President & General Counsel